UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 8, 2008
Third Wave Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-31745	39-1791034

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

502 South Rosa Road, Madison, Wisconsin	53719

(Address of Principal Executive Offices)	(Zip Code)
(608) 273-8933
(Registrant’s Telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 8, 2008, Third Wave Technologies, Inc., a Delaware corporation (“Third Wave”), Hologic, Inc., a Delaware corporation (“Parent”), and Thunder Tech Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Purchaser has agreed offer to purchase all of the outstanding shares of Third Wave common stock, par value $0.001 per share (“Shares”), for $11.25 per Share, net to the seller in cash (the “Offer”). The Merger Agreement provides that, if the Offer is consummated, and certain other conditions are satisfied, Purchaser will merge with and into Third Wave (the “Merger”), with Third Wave surviving as a wholly owned subsidiary of Parent. The Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, were approved by the boards of directors of both Parent and Third Wave.
The Merger Agreement contains customary representations, warranties and covenants. Consummation of the Offer is subject to various conditions, including, without limitation, the valid tender of a number of Shares that represents at least a majority of the Shares outstanding on a fully-diluted basis (excluding options and restricted stock units unvested as of the expiration of the offer) and expiration or early termination of the applicable Hart-Scott-Rodino waiting period. The Merger is also subject to various conditions, including, without limitation, the adoption of the Merger Agreement by the holders of a majority of the outstanding Shares, if such approval is required by Delaware law, and Purchaser’s purchase of Shares pursuant to the Offer.
The Merger Agreement provides that if Third Wave receives an unsolicited competing proposal that Third Wave’s board of directors determines is a superior proposal (after considering the advice of its outside legal and financial advisors) prior to the purchase of Shares pursuant to the Offer, Third Wave may, under certain circumstances, terminate the Merger Agreement and enter into a definitive agreement with respect to such superior proposal, subject to the obligation to pay a termination fee to Parent.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.
The Merger Agreement is filed herewith to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Third Wave. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Third Wave, Parent or Purchaser or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Third Wave’s public disclosures.
In connection with the Merger Agreement, the following executive officers of Third Wave entered into Stockholder Agreements (each, a “Stockholder Agreement”) with Parent and Purchaser: Kevin T. Conroy, Cindy S. Ahn, John Bellano, Christopher Burton, Jorge Garces and Gregory Hamilton (the “Executive Stockholders”).  Under the Stockholder Agreements, the Executive Stockholders agreed not to tender their Shares in the Offer.
The disclosures set forth in Items 3.03 and 5.02 of this Current Report on Form 8-K is hereby incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.
In connection with the Merger Agreement, Third Wave entered into Amendment No. 2 to Preferred Stock Rights Agreement, dated June 8, 2008 (the “Amendment”), between Third Wave and Computershare Trust Company, N.A., a national banking association, which amends the Preferred Stock Rights Agreement, dated as of October 24, 2001 (as previously amended, the “Rights Agreement”), between Third Wave and Computershare Trust Company, N.A. (formerly known as Equiserve Trust Company N.A.). The Amendment renders the Rights Agreement inapplicable to the Merger Agreement and the transactions contemplated thereby and causes the Rights Agreement to expire immediately prior to the effective time of the Merger.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the Merger Agreement, the Executive Stockholders entered into agreements (each, an “Agreement”), which amend their existing employment agreements subject to the consummation of the Offer. Among other things, the Agreements: (i) accelerate vesting of certain payments under Third Wave’s Long Term Incentive Plan No. 2; (ii) defer vesting of payments under Third Wave’s remaining long term incentive plans that would otherwise accelerate in connection with the consummation of the Offer until the occurrence of certain events, with the payments being subject to forfeiture if those events do not occur within specified time periods; (iii) defer vesting of certain equity awards that would otherwise accelerate in connection with the consummation of the Offer until the occurrence of certain events, with the awards being subject to cancellation if those events do not occur within specified time periods; and (iv) provide for $1,000,000 retention bonuses payable to each of Messrs. Garces and Hamilton if they remain employed by the Parent for three years, subject to acceleration if they are terminated by the Parent without cause or for good reason, as defined in their respective Agreements.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

2.1	Agreement and Plan of Merger, dated June 8, 2008, by and among Third Wave Technologies, Inc., Hologic, Inc., and Thunder Tech Corp.

4.1	Amendment No. 2 to Preferred Stock Rights Agreement, dated June 8, 2008, between Third Wave Technologies, Inc. and Computershare Trust Company, N.A. (formerly known as Equiserve Trust Company N.A.)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THIRD WAVE TECHNOLOGIES, INC.

Date: June 9, 2008	By:	/s/ Maneesh K. Arora

	Name:	Maneesh K. Arora
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 8, 2008, by and among Third Wave Technologies, Inc., Hologic, Inc., and Thunder Tech Corp.

4.1	Amendment No. 2 to Preferred Stock Rights Agreement, dated June 8, 2008, between Third Wave Technologies, Inc. and Computershare Trust Company, N.A. (formerly known as Equiserve Trust Company N.A.)